Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (this “Amendment”) is hereby made and entered into as of April 16, 2014 (the “Effective Date”), by and between REMARK MEDIA, INC., a Delaware corporation (“Lender”) and BOMBO SPORTS & ENTERTAINMENT, LLC, a New York limited liability company (“Borrower”).

PRELIMINARY STATEMENT

A.           Borrower and Lender entered into that certain Loan Agreement dated February 11, 2014 (the “Agreement”) wherein Lender loan to Borrower the sum of One Million Dollars and No/100 Cents ($1,000,000) (the “Loan”).

B.           Lender made the Loan subject to the terms and conditions set forth in the Agreement.

C.           Borrower has requested that the Lender provide up to an additional $350,000 in the form of a “Grid” Demand Promissory Note (the “April 2014 Promissory Note”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and Borrower mutually agree to enter into this Amendment as follows:

1.           Section 1.01.  The definition of Loan contained in Section 1.01 is amended to add to the April 2014 Promissory Note which could result in the total Loan not to exceed $1,350,000, plus applicable accrued, but unpaid interest.

2.           Promissory Note.  The April 2014 Promissory Note (the “Note”) shall be in the form and having the substance of that attached hereto as Exhibit A.

3.           Miscellaneous.  All other terms and conditions of said Agreement not expressly amended herein shall remain in full force and effect.  Unless otherwise set forth herein, capitalized terms shall have the meaning ascribed to them in the Initial Agreement.

This Amendment to the Agreement is signed and dated below by the duly authorized representatives of the parties.

LENDER:	BORROWER:

Remark Media, Inc. a Delaware corporation	Bombo Sports & Entertainment, LLC a New York limited liability company

/s/ Douglas Osrow	/s/ Robert S. Potter
Douglas Osrow, Chief Financial Officer	Robert S. Potter, Manager

EXHIBIT A

FORM OF “GRID” DEMAND PROMISSORY NOTE

(See Attached)

“GRID” DEMAND PROMISSORY NOTE

UP TO $350,000	April 16, 2014

THE TRANSFER, SALE, ASSIGNMENT, HYPOTHECATION, ENCUMBRANCE, OR ALIENATION OF THIS NOTE AND ANY DOCUMENTS OR AGREEMENTS CONNECTED TO OR RELATED TO THIS NOTE ARE EACH RESTRICTED BY THE FOLLOWING DOCUMENTS ENTERED INTO BETWEEN THE UNDERSIGNED BORROWER AND LENDER THAT CERTAIN AMENDED LOAN AGREEMENT OF EVEN DATE HEREWITH.  A COPY OF THIS DOCUMENT IS AVAILABLE FOR INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICE OF THE BORROWER, 51 EAST 42ND STREET, SUITE 800, NEW YORK, NEW YORK 10017.

FOR VALUE RECEIVED, BOMBO SPORTS & ENTERTAINMENT, LLC, a New York limited liability company ("Borrower") promises to pay to REMARK MEDIA, INC., a Delaware corporation or order ("Lender") with a mailing address of 3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada 89169 or such other address as Lender may from time to time designate in writing the sum as provided for from time to time in Exhibit “A” (including “Advances” as may be reflected on same (the collectively, the “Loan”); such total amount not to exceed a maximum principal threshold of $350,000 (the "Principal Threshold") or such sum as has been advanced and is outstanding at the time when payment is due hereunder, in lawful money of the United States of America, together with interest thereon at the rate specified below, on the terms and conditions set forth hereinafter.

The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Lender, by the acceptance of this Note, agrees:

1.           Payment.  Payment of principal and interest on this “Grid” Demand Promissory Note (this "Note") shall in all events be due and payable in full on that date that is 10 days following the date Lender delivers written demand therefor to Borrower.  Upon receipt of any such demand, Borrower shall pay the entire balance of this Note to Lender on the expiration of said ten (10) day period.  Payment of principal and interest on this Note shall be made at the address of Lender set forth above.  If so indicated in such demand notice, payment shall be made in immediately available funds by wire transfer to a bank account of Lender designated by Lender.  Returned checks shall in no event be deemed to be payments hereunder.

2.           Grid Schedule.  Upon due execution by both Lender and Borrower authorizing each and every Advance/Loan hereunder, Lender is hereby authorized to record on the grid schedule (the "Grid Schedule") attached hereto as Exhibit "A" and incorporated herein, appropriate notations evidencing the date and amount of each Advance/Loan.  Each payment in connection therewith shall be placed on the Grid Schedule as well; provided, however, that the failure of Lender to make any such entry shall not limit or otherwise affect the obligations of Borrower under this Note, including without limitation, to repay any unpaid principal or interest, or the right of Lender to enforce the terms of this Note against Borrower. The aggregate unpaid amount as set forth from time to time in the Grid Schedule, or any continuation thereof, shall be rebuttable presumptive evidence of the unpaid principal amount of this Note.

3.           Interest.  Interest shall be charged and payable on the unpaid principal balance of this Note outstanding from time to time at the rate of five percent (5%) per annum.  If demand for payment is made and if such entire principal balance is not paid in full on the date due, interest shall then be due and payable from such due date at the rate of twelve percent (12%) per annum on the outstanding principal balance hereunder until all principal and accrued and unpaid interest is paid in full.

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4.           Collateral.  This Note grants Lender all of the rights contained in that Amendment No. 1 to that certain Loan Agreement of even date herewith (the “Amended Loan Agreement”) with all rights contained therein, including Loan Agreement dated February 11, 2014 (the “Loan Agreement”).  If there is a conflict between the Amended Loan Agreement and this Note, the terms of the Amended Loan Agreement shall govern.  At any time that Borrower is in default under this Note, without limiting or waiving any other rights or remedies, Lender shall have the right to enforce the rights to both the Pledge Agreement and the Collateral Assignment as described in the Loan Agreement.

5.           Prepayment.  This Note may be prepaid at any time, in whole or in part, without premium or penalty.  All payments hereon shall be applied first to the payment of accrued interest, with the balance applied to principal.

6.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

7.           Waivers.  Borrower and all endorsers of this Note hereby waive demand, presentment, notice of non-payment, dishonor and protest.

8.           Attorneys' Fees.  In case suit shall be brought for the collection hereof, or if it is necessary to place the same in the hands of an attorney for collection, Borrower and all endorsers of the Note agree to pay reasonable attorneys' fees incurred in connection with such collection, including but not limited to all fees and costs incident to any appellate, post-judgment and bankruptcy proceedings that may result, whether Lender hereof is obligated therefore or not.

9.           Amendment.  This Note may not be amended or modified, nor shall any waiver of any provisions hereof be effective, except by an instrument in writing executed by Lender.  Failure or delay by Lender in exercising, or a single or partial exercise of, any power or right hereunder shall not operate as a waiver thereof or of any other power or right or preclude any other or future exercise of that or any other power or right.  A waiver or any power or right hereunder shall be in writing, shall be limited to the specific instance and shall not be deemed a waiver of such power or right in the future or a wavier of any other power or right.

10.           No Set-off.  Neither this Note nor any obligations or liabilities of Borrower hereunder shall be subject to set-off, defense or reduction against Lender for any reason whatsoever other than prior repayment in accordance with the terms of this Note, and Borrower hereby waives and releases any right at law, or in equity, to assert any such set-off, defense or reduction.

11.           WAIVER OF JURY TRIAL. BORROWER, BY EXECUTION HEREOF, AND LENDER, BY ACCEPTANCE HEREOF, MUTUALLY AND WILLINGLY WAIVE THE RIGHT OF A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BETWEEN THEM WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSSCLAIMS, THIRD PARTY CLAIMS AND INTERVENOR'S CLAIMS WHETHER ARISING FROM OR RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS NOTE RELATES.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Borrower has caused this Note to be issued this 16th day of April 2014.

BORROWER:

BOMBO SPORTS & ENTERTAINMENT, LLC,
a New York limited liability company

/s/ Robert S. Potter
Robert S. Potter, Manager

Exhibit "A"
LOAN GRID SCHEDULE

Date of Advance or Payment	Amount	Balance of Principal Outstanding	Balance of Available Credit	Signature of Lender and Borrower
______	$______	$________	$__________